Contact:	Mark Thomson, CFO

(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Results

For the Fiscal Year Ended March 31, 2013

Net Income of $34.2 million on Net Sales of $347.0 million

Hampton, VA, June 5, 2013 – Measurement Specialties, Inc. (NASDAQ: MEAS) (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announces results for the three and twelve months ended March 31, 2013.

The Company reported an increase in consolidated net sales of $33.8 million, or 10.8%, to $347.0 million for the twelve months ended March 31, 2013, as compared to the corresponding period of last year. For the twelve months ended March 31, 2013, the Company reported net income of $34.2 million, or $2.12 per diluted share, as compared to net income of $27.7 million, or $1.74 per diluted share, for the same period last year.

The Company reported an increase in consolidated net sales of $2.5 million, or 2.9%, to $89.0 million for the three months ended March 31, 2013, as compared to the corresponding period of last year. For the three months ended March 31, 2013, the Company reported net income of $9.1 million, or $0.56 per diluted share, as compared to net income of $8.3 million, or $0.52 per diluted share, for the same period last year.

As detailed in the attached Reconciliation of Non-GAAP Financial Measures and in our SEC Form 10-K, there were several items recorded during the twelve months ended March 31, 2013 impacting our net income, including gains relating to the fair value adjustments to acquisition earn-outs, restructuring charges, and impairment of asset held for sale. The net impact to earnings after income taxes for the year ended March 31, 2013 for these adjustments was an increase of $1.6 million or approximately $0.11 per diluted share.

Frank Guidone, Company CEO commented, “We had a solid finish to another challenging year. We began fiscal 2013 with a strong first half, but similar to fiscal 2012, weak macro conditions created a situation where many customers cut their outlook resulting in inventory contraction in the supply chain and soft sales in our second half. Global demand increased in the fourth quarter as evidenced by our strong bookings and solid book-to-bill which gave us some recovery in sales; however, not back to first half levels. With strong 4th quarter bookings, momentum on development programs and contribution from both the RTD and Spectrum acquisitions, we believe we are well positioned to deliver against our adjusted sales guidance of $400 to $405 million for fiscal 2014 and target Adjusted EBITDA margin of 20%+. Increasing our first quarter sales guidance for the Spectrum acquisition yields a target of $98 million. While we remain cautious given the tepid macro-economic environment, we are confident in our long term growth strategy and ability to drive shareholder value.”

Measurement Specialties Inc.   •   1000 Lucas Way   •   Hampton, VA 23666   •   www.meas-spec.com

On June 5, 2013, the Company filed its Form 10-K for the twelve months ended March 31, 2013. Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-K for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Thursday, June 6, 2013 at 11:00 AM Eastern to answer questions regarding the results reported in our Form 10-K for the three and twelve months ended March 31, 2013.  US dialers: (877) 407-9210; International dialers (201) 689-8049.  Interested parties may also listen via the Internet at: www.investorcalendar.com.  The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and entering the conference ID# 415496, and on Investorcalendar.com.

About Measurement Specialties: Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as measuring pressure, linear/rotary position, force, torque, piezoelectric polymer film sensors, custom microstructures, load cells, vibrations and acceleration, optical absorption, humidity, gas concentration, gas flow rate, temperature, fluid properties and fluid level. MEAS uses multiple advanced technologies - piezoresistive silicon, polymer and ceramic piezoelectric materials, application specific integrated circuits, micro-electromechanical systems (“MEMS”), foil strain gauges, electromagnetic force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, anisotropic magneto-resistive devices, electromagnetic displacement sensors, hygroscopic capacitive structures, ultrasonic measurement systems, optical measurement systems, negative thermal coefficient (“NTC”) ceramic sensors, 3-6 DOF (degree of freedom) force/torque structures, complex mechanical resonators, magnetic reed switches, high frequency multipoint scanning algorithms, and high precision submersible hydrostatic level detection – to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", " believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact: Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc.   •   1000 Lucas Way   •   Hampton, VA 23666   •   www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	(Unaudited)
(Amounts in thousands, except per share amounts )	2013	2012	2013	2012
Net sales	$88,969	$86,436	$346,968	$313,204
Cost of goods sold	53,159	51,874	204,879	187,323
Gross profit	35,810	34,562	142,089	125,881
Selling, general, and administrative expenses	25,944	23,681	101,537	89,963
Operating income	9,866	10,881	40,552	35,918
Interest expense, net	621	642	2,693	2,574
Foreign currency exchange loss (gain)	(345)	(222)	(110)	(175)
Equity income in unconsolidated joint venture	(122)	(194)	(656)	(806)
Impairment of asset held for sale	-	400	489	400
Acquisition earn-out adjustment	(662)	-	(4,384)	-
Other expense (income)	49	27	(19)	68
Income before income taxes	10,325	10,228	42,539	33,857
Income tax expense	1,202	1,883	8,346	6,153
Net income	$9,123	$8,345	$34,193	$27,704

Earnings per common share - Basic:
Net income - Basic	$0.59	$0.55	$2.22	$1.84
Net income - Diluted	$0.56	$0.52	$2.12	$1.74

Weighted average shares outstanding - Basic	15,481	15,167	15,381	15,086
Weighted average shares outstanding - Diluted	16,259	16,024	16,158	15,936

Measurement Specialties Inc.   •   1000 Lucas Way   •   Hampton, VA 23666   •   www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31,	March 31,
(Amounts in thousands)	2013	2012

ASSETS

Current assets:
Cash and cash equivalents	$36,028	$32,725
Accounts receivable trade, net of allowance for
doubtful accounts of $1,040 and $766, respectively	56,134	49,315
Inventories, net	55,984	57,704
Deferred income taxes, net	1,919	1,626
Prepaid expenses and other current assets	4,593	5,229
Other receivables	1,532	2,967
Asset held for sale	940	1,429
Total current assets	157,130	150,995

Property, plant and equipment, net	64,329	60,484
Goodwill	153,924	144,455
Acquired intangible assets, net	56,017	49,378
Deferred income taxes, net	3,781	3,613
Investment in unconsolidated joint venture	2,657	3,038
Other assets	7,704	6,244
Total assets	$445,542	$418,207

Measurement Specialties Inc.   •   1000 Lucas Way   •   Hampton, VA 23666   •   www.meas-spec.com

MEASUREMENT SPECIALTIES, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
(Amounts in thousands, except share amounts)	2013	2012

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$-	$1,867
Current portion of long-term debt	224	123
Current portion of capital lease obligations	21	30
Current portion of earn-out contingencies	1,122	-
Current portion of deferred acquisition payment	1,500	-
Accounts payable	26,601	31,879
Accrued expenses	6,579	5,116
Accrued compensation	10,315	8,755
Income taxes payable	313	3,124
Deferred income taxes, net	263	375
Restructuring liabilities	396	-
Other current liabilities	3,255	3,201
Total current liabilities	50,589	54,470

Revolver	78,000	80,251
Long-term debt, net of current portion	20,064	20,711
Capital lease obligations, net of current portion	7	30
Acquisition earn-out contingencies	-	4,317
Deferred income taxes, net	11,267	10,184
Other liabilities	5,291	5,227
Total liabilities	165,218	175,190

Equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 15,553,677 shares
and 15,297,151 shares issued and outstanding	-	-
Additional paid-in capital	108,287	101,435
Retained earnings	163,206	129,013
Accumulated other comprehensive income	8,831	12,569
Total equity	280,324	243,017
Total liabilities and shareholders' equity	$445,542	$418,207

Measurement Specialties Inc.   •   1000 Lucas Way   •   Hampton, VA 23666   •   www.meas-spec.com

MEASUREMENT SPECIALTIES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended March 31,
(Amounts in thousands)	2013	2012
Cash flows from operating activities:
Net income	$34,193	$27,704
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	17,870	16,735
Non-cash equity based compensation	4,733	4,264
Acquisition earn-out adjustment	(4,384)	-
Impairment of asset held for sale	489	400
Deferred income taxes	770	(713)
Research tax credits	(1,449)	(1,551)
Equity income in unconsolidated joint venture	(656)	(806)
Unconsolidated joint venture distributions	828	582
Net change in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable, trade	(5,023)	(1,506)
Inventories	2,790	(1,326)
Prepaid expenses, other current assets and other receivables	1,879	(712)
Other assets	(171)	(1,855)
Accounts payable	(4,377)	7,804
Accrued expenses, accrued compensation, restructuring, other current and other liabilities	3,911	(3,034)
Income taxes payable	(3,697)	(3,366)
Net cash provided by operating activities	47,706	42,620
Cash flows from investing activities:
Purchases of property and equipment	(12,998)	(20,655)
Acquisition of business, net of cash acquired, and acquired intangible assets	(28,058)	(46,575)
Net cash used in investing activities	(41,056)	(67,230)
Cash flows from financing activities:
Borrowings from revolver and short-term debt	25,797	64,193
Repayments of revolver and capital leases	(29,883)	(30,764)
Repayments of long-term debt	(547)	(186)
Payment of deferred financing costs	(231)	(353)
Purchase of treasury stock	(7,000)	(6,500)
Proceeds from exercise of options and employee stock purchase plan	7,790	8,973
Excess tax benefit from exercise of stock options	1,329	1,090
Net cash provided by (used in) financing activities	(2,745)	36,453

Net change in cash and cash equivalents	3,905	11,843
Effect of exchange rate changes on cash	(602)	22
Cash, beginning of year	32,725	20,860
Cash, end of period	$36,028	$32,725

Measurement Specialties Inc.   •   1000 Lucas Way   •   Hampton, VA 23666   •   www.meas-spec.com

Reconciliations of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
(In thousands, except percentages)
Net income	$9,123	$8,345	$34,193	$27,704

Add Back:
Interest	621	642	2,693	2,574
Provision for income taxes	1,202	1,883	8,346	6,153
Depreciation and amortization	4,659	4,787	17,870	16,735
Foreign currency exchange gain	(345)	(222)	(110)	(175)
Non-cash equity based compensation	989	602	4,733	4,264
Gain on fair value adjustments for earn-outs	(662)	-	(4,384)	-
Impairment of asset held for sale	-	400	489	400
Restructuring costs	396	-	758	-
ITAR legal fees and acquisition related costs	185	188	401	988
Adjusted EBITDA	$16,168	$16,625	$64,989	$58,643
As % of Net Sales	18.2%	19.2%	18.7%	18.7%

Free Cash Flow
Capital expenditures for new French and Chinese facilities	$(83)	$(5,657)	$(1,122)	$(8,375)
Purchases of property and equipment, excluding new facilities	(1,671)	(5,239)	(11,876)	(12,280)
Purchases of property and equipment	(1,754)	(10,896)	(12,998)	(20,655)
Net cash provided by operating activities	12,921	15,426	47,706	42,620
Free Cash Flow	$11,167	$4,530	$34,708	$21,965

Measurement Specialties Inc.   •   1000 Lucas Way   •   Hampton, VA 23666   •   www.meas-spec.com

	Three Months Ended	Twelve Months Ended
(Amount in thousands, except per share amounts)	March 31, 2013	March 31, 2013

Net income	$9,123	$34,193

Adjustments:
Impairment of asset held for sale, after income taxes	-	303
Acquisition earn-out fair value gain, after income taxes	(464)	(3,047)
Restructuring in Scotland and with Cosense, after income taxes	305	529
Swiss income tax claw-back and tax rate change	(529)	324
Acquisition related professional fees, after income taxes	115	249
Total adjustments	(573)	(1,642)
Adjusted Net Income	$8,550	$32,551

Net income per diluted share	$0.56	$2.12
Adjusted Net Income per diluted share	$0.53	$2.01

Weighted average shares outstanding - Diluted	16,259	16,158

	Three Months Ended	Twelve Months Ended
(Amount in thousands, except per share amounts)	March 31, 2012	March 31, 2012

Net income	$8,345	$27,704

Adjustments:
Impairment of asset held for sale, after income taxes	248	248
Acquisition related professional fees, after income taxes	117	613
Adjusted Net Income	$8,710	$28,565

Net income per diluted share	$0.52	$1.74
Adjusted Net Income per diluted share	$0.54	$1.79

Weighted average shares outstanding - Diluted	16,024	15,936

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

Measurement Specialties Inc.   •   1000 Lucas Way   •   Hampton, VA 23666   •   www.meas-spec.com

The financial information accompanying this press release includes the Company’s earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses, or “Adjusted EBITDA,” “Adjusted Net Income” and “Free Cash Flow.” Adjusted EBITDA, Adjusted Net Income and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted EBITDA, Adjusted Net Income and Free Cash Flow measures used by other companies. Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation, certain legal expenses related to International Traffic in Arms Regulation (ITAR) matters and certain restructuring costs related to site consolidation to the Company’s Adjusted Net Income from continuing operations and professional fees related to acquisitions. Adjusted Net Income is derived by taking net income and removing the impact of adjustments recorded for the gains on fair value of adjustments to earn-outs, impairment of asset held for sale and non-cash discrete income tax expense for the Company’s Swiss operations. Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment). The Company believes that Adjusted EBITDA is important to investors because it provides a financial measure that is more representative of the Company’s cash flow (prior to taking into account the effects of changes in working capital and purchases of property and equipment), excluding non-cash expenses and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period. Legal expenses relate to the Company’s previously announced investigation into certain export compliance issues. The Company believes that Adjusted EBITDA is important to investors because it more accurately represents the leverage effect of fixed expenses. The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company. A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business. The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc.   •   1000 Lucas Way   •   Hampton, VA 23666   •   www.meas-spec.com